As filed with the Securities and Exchange Commission on December 3, 2013	Registration No. 333-105969

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOD-PAC CORP.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-0957153 (I.R.S. Employer Identification Number)

1801 Elmwood Avenue Buffalo, New York 14207 (Address of principal executive offices)

MOD-PAC CORP. 2002 Stock Option Plan

MOD-PAC CORP. 2002 Director Stock Option Plan

MOD-PAC CORP. Employee Stock Purchase Plan
(Full title of the plans)

David B. Lupp

Chief Operating Officer and Chief Financial Officer

MOD-PAC CORP.

1801 Elmwood Avenue

Buffalo, New York 14207

(716) 873-0640

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Robert J. Olivieri, Esq.

Hodgson Russ LLP

140 Pearl Street

Buffalo, New York 14202

(716) 856-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-105969) (the “Registration Statement”), originally filed June 9, 2003 by MOD-PAC Corp. (the “Company”) is being filed to remove from registration any and all shares of Common Stock, $.01 par value per share, of the Company that were registered under the Registration Statement and have not been, and will not be, issued or sold pursuant to the Registration Statement.

SIGNATURES

This Post-Effective Amendment No. 1 is being filed in accordance with the Company’s undertaking set forth in Part II, Item 9 of the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York on December 3, 2013.

MOD-PAC Corp.

By s/David B. Lupp
Name: David B. Lupp
Title: Chief Operating Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on this 3rd day of December, 2013 in the capacities indicated.

Signature	Title

s/ DANIEL G. KEAN ____________________________________ Daniel G. Keane	President and Chief Executive Officer and Director (Principal Executive Officer)

s/ DAVID B. LUPP ____________________________________ David B. Lupp	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

s/ KEVIN T. KEANE ____________________________________ Kevin T. Keane	Chairman of the Board of Directors